EXHIBIT 23





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Shareholders of
  ALLTEL Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-25382, 33-35343, 33-34495, 33-41234, and 33-48476) of our report dated January 27, 1994, on our audits of the financial statements and financial statement schedules of ALLTEL Corporation as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is incorporated by reference in this Annual Report on Form 10-K.



                                             ARTHUR ANDERSEN & CO.



Little Rock, Arkansas
February 16, 1994


















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